Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on this Form F-4 of AerCap Holdings N.V. of our report dated March 4, 2014 relating to the financial statements of International Lease Finance Corporation, which appears in the Current Report on Form 6-K of AerCap Holdings, N.V. dated May 14, 2014.

/s/ Pricewaterhousecoopers LLP

Los Angeles, California

July 2, 2015